SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             _______________________

                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                             _______________________


                                 Date of Report
              (Date of earliest event reported):  November 17, 1997


                              Bandag, Incorporated
             (Exact name of registrant as specified in its charter)


         Iowa                         1-7007                   42-0802143
   (State or other              (Commission File              (IRS Employer
   jurisdiction of                   Number)              Identification No.)
   incorporation)


                    2905 North Highway 61, Muscatine, Iowa  52761
           (Address of principal executive offices including zip code)


                                 (319) 262-1400
                         (Registrant's telephone number)

               Item 2.  Acquisition or Disposition of Assets.

               (a) On November 17, 1997, Bandag, Incorporated ("Bandag"), through Tire Distribution Systems, Inc. ("Tire Distribution"), a Delaware corporation and an indirect wholly owned subsidiary of Bandag, consummated the purchase of all of the issued and outstanding shares of common stock of J.W. Brewer Tire Co., Inc. ("Brewer") from the shareholders of Brewer (none of whom are affiliated with Bandag) for a purchase price of $66,524,000, payable $500,000 in cash and $66,024,000 in promissory notes which mature on January 5, 1998. The terms of the transaction were determined in arms-length negotiations. The source of the funds for the purchase was a combination of (i) the proceeds contributed to Tire Distribution pursuant to the sale of 2,395,000 shares of common stock of HON INDUSTRIES Inc. in a registered public offering on October 29, 1997,
   (ii) working capital and (iii) a portion of the proceeds of an expected planned private placement of senior notes. Brewer is an independent franchised dealer of Bandag that is engaged in commercial, wholesale and retail distribution of passenger, truck and off-road new and retreaded tires. Brewer's facilities are located in the states of Colorado, Wyoming, Utah, Nevada, South Dakota and New Mexico.

                    Bandag will account for the transaction under the purchase method. Accordingly, the accounts and transactions of Brewer will be included in the consolidated financial statements of Bandag from the date of acquisition.

               Item 7.  Financial Statements and Exhibits.

               (a)  Financial Statements of Businesses Acquired.

                    The acquired business does not meet the 20% significant subsidiary tests required for financial statement reporting; therefore, no financial statement information is required to be filed with this Current Report on Form 8-K.

               (b)  Pro forma financial information.

                    The acquired business does not meet the 20% significant subsidiary tests required for pro forma financial reporting; therefore, no pro forma financial information is required to be filed with this Current Report on Form 8-K.

               (c)  Exhibits.

                    None.

               Pursuant to the requirements of the Securities Exchange Act of 1934, Bandag has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

                                             Bandag, Incorporated


                                             By:  /s/ Warren W. Heidbreder
                                                  Warren W. Heidbreder, Vice
                                                  President, Chief Financial
                                                  Officer